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                                                                    Exhibit 10.1


                       FIRST AMENDMENT TO 2001 STOCK PLAN
                           FOR NON-EMPLOYEE DIRECTORS

         WHEREAS, the Board of Directors of Service Corporation International (the "Company") desires to amend the 2001 Stock Plan for Non-Employee Directors (the "Plan") so that the Plan shall not be applicable to any director emeritus;

                                   WITNESSETH

         Effective as of May 8, 2003, the Plan is hereby amended as follows:

         1. The first sentence of Section 6 of the Plan is amended to read as follows in its entirety:

                  Awards may be granted only to directors of the Company who, at the time of grant, are not employees of the Company or of any subsidiary of the Company.

         2. The first sentence of Section 7 of the Plan as amended to read as follows in its entirety:

                  The Board shall grant to each eligible director on the second Thursday in May of each year, beginning on May 10, 2001, Awards for such number of shares of Common Stock as determined by the Board, but which amount shall not exceed 15,000 shares per director in any year.

         3. The Plan is amended to delete all references to "director emeritus."



                        SERVICE CORPORATION INTERNATIONAL

                           May 8, 2003